UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	July 30, 2018

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On July 30, 2018, Rockwell Medical, Inc., a Michigan corporation (the “Company”), and Robert L. Chioini (“Chioini”), Thomas E. Klema (“Klema”), Patrick J. Bagley (“Bagley”) and Ronald D. Boyd (“Boyd”), agreed to a confidential settlement term sheet (the “Settlement Term Sheet”).  The Settlement Term Sheet memorializes the parties’ settlement around the termination of, and litigation involving, Chioini and Klema. The Settlement Term Sheet provided, among other things, that:

•                  The parties will execute full, mutual releases and dismiss all of their state and federal court claims against the Company and all of its officers, directors, employees, shareholders, advisors and agents of the Company (collectively, “Company Affiliates”)  with prejudice and with each party bearing its own costs and attorneys’ fees;

•                  Chioini and Boyd resigned from the Company’s Board of Directors (the “Board”) effective immediately;

•                  Chioini, Klema, Bagley and Boyd agreed to a standstill agreement to maintain all Company information strictly confidential, not attempt to directly or indirectly participate in the management or operations of the Company, through December 31, 2023 including to seek election to the board of directors, launch a proxy contest, make any shareholder proposal, directly or indirectly participate in litigation against the Company or any Company Affiliates (except to the extent that they are named parties in litigation), enter any of the Company’s facilities, or do anything other than passively hold shares;

•                  Chioini, Klema, Bagley and Boyd agreed not to solicit or encourage others to bring claims against the Company or any Company Affiliates and they shall not have an ongoing role with the Company other than as passive shareholders through December 31, 2023;

•                  The Company will pay Chioini, Klema, Bagley and Boyd $1.5 million, with $500,000 paid on execution of a definitive settlement agreement and the remainder paid over a one-year period, beginning on May 24, 2018, in equal monthly installments. The Company will also pay Boyd an additional $30,000 upon execution of a definitive settlement agreement.

•                  Chioni and Klema are not entitled to any of their performance restricted shares. For purposes of a settlement, Rockwell will agree to accelerate any unvested stock options that were scheduled to vest between May 21, 2018 and October 2, 2018.  Chioini, Klema, Bagley and Boyd will have two years from May 24, 2018 to exercise all vested stock options; and

•                  Chioni and Klema’s Employment Agreements are discharged; however, the Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement shall continue to apply.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chioini and Boyd from Board of Directors

Effective as of July 30, 2018 and pursuant to the Settlement Term Sheet, Chioini and Boyd resigned from the Company’s Board of Directors.  With the resignations of Chioini and Boyd, the size of the Board will be reduced to five directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: August 3, 2018	By:	/s/ Benjamin Wolin
Benjamin Wolin
Chairman of the Board